Exhibit 99.1

HALO, PURELY FOR PETS, INC.

FINANCIAL STATEMENTS

JUNE 30, 2019 AND 2018

HALO, PURELY FOR PETS, INC.
TABLE OF CONTENTS
JUNE 30, 2019 AND 2018

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors Halo, Purely for Pets, Inc.

Report on the Financial Statements
We have audited the accompanying financial statements of Halo, Purely for Pets, Inc. (the “Company”), which comprise the balance sheets as of June 30, 2019 and 2018 and the related statements of operations, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2019 and 2018 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida
August 21, 2019

HALO, PURELY FOR PETS, INC.
BALANCE SHEETS
JUNE 30, 2019 AND 2018

ASSETS

CURRENT ASSETS	2019	2018
Cash	$2,364,436	$1,226,489
Accounts receivable, net of allowances of approximately $100,000 and $141,000 as of June 30, 2019 and 2018, respectively	4,152,779	4,440,387
Inventories	3,194,880	7,065,994
Prepaids and other current assets	349,491	487,791
Total current assets	10,061,586	13,220,661
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION	372,962	650,660
OTHER ASSETS
Goodwill	4,730,655	4,730,655
Other	14,650	13,200
Total other assets	4,745,305	4,743,855

	$15,179,853	$18,615,176
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,529,480	$3,757,667
Accrued expenses	417,199	618,611
Accrued payroll liabilities	520,125	196,025
Total current liabilities	3,466,804	4,572,303
LONG-TERM LIABILITIES
Due to related party	60,391	146,898
Loan payable, net of issuance costs	3,829,521	5,247,316
Total long-term liabilities	3,889,912	5,394,214

STOCKHOLDERS' EQUITY
Preferred Stock; no par value; 110 shares authorized:
Series A-1; 36.67 shares issued and outstanding at June 30, 2019	-	-
Series A; 73.33 shares issued and outstanding at June 30, 2019 and 2018	-	-
Common Stock; no par value; 10,000 shares authorized;
890 and 100 shares issued and outstanding at June 30, 2019 and 2018, respectively	-	-
Additional paid-in capital - Series A-1 Preferred Stock, net of issuance costs	2,403,125	-
Additional paid-in capital - Series A Preferred Stock	5,000,000	5,000,000
Additional paid-in capital - Common Stock	57,141,157	57,141,157
Accumulated deficit	(56,721,145)	(53,492,498)
Total stockholders' equity	7,823,137	8,648,659

	$15,179,853	$18,615,176

See notes to the financial statements.

HALO, PURELY FOR PETS, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2019 AND 2018

	2019	2018
SALES	$31,106,144	$38,359,679
COST OF SALES	20,532,995	24,322,252
GROSS PROFIT	10,573,149	14,037,427
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,378,974	20,297,838
LOSS ON DISPOSAL OF EQUIPMENT	73,975	25,929
LOSS FROM OPERATIONS	(2,879,800)	(6,286,341)
OTHER (EXPENSE) INCOME
Interest expense, related party	-	(2,106,059)
Interest expense, other	(348,997)	(278,406)
Interest income	150	1,167
Total other expense	(348,847)	(2,383,298)
NET LOSS	$(3,228,647)	$(8,669,639)

See notes to the financial statements.

HALO, PURELY FOR PETS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED JUNE 30, 2019 AND 2018

			Series A-1		Series A		Additional Paid-In Capital
	Common Stock		Preferred Stock		Preferred Stock		Series A-1	Series A
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred Stock	Preferred Stock	Common Stock	Accumulated Deficit	Total
BALANCE, JUNE 30, 2017	100	$-	-	$-	-	$-	$-	$-	$13,511,905	$(44,822,859)	$(31,310,954)
Issuance of preferred stock					73.33			5,000,000			5,000,000
Conversion of debt to common stock	790								43,629,252		43,629,252
Net loss										(8,669,639)	(8,669,639)
BALANCE, JUNE 30, 2018	890	-	-	-	73.33	-	-	5,000,000	57,141,157	(53,492,498)	8,648,659
Issuance of preferred stock, net of stock issuance costs			36.67				2,403,125				2,403,125
Net loss										(3,228,647)	(3,228,647)
BALANCE, JUNE 30, 2019	890	$-	36.67	$-	73.33	$-	$2,403,125	$5,000,000	$57,141,157	$(56,721,145)	$7,823,137

See notes to the financial statements.

HALO, PURELY FOR PETS, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2019 AND 2018

CASH FLOWS FROM OPERATING ACTIVITIES	2019	2018
Net loss	$(3,228,647)	$(8,669,639)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	391,557	250,351
Loss on disposal of equipment	73,975	25,929
(Increase) decrease in:
Accounts receivable	287,608	(2,278,355)
Inventories	3,871,114	(4,995,647)
Prepaids and other assets	136,848	(60,070)
Increase (decrease) in:
Accounts payable	(1,228,365)	1,044,126
Accrued expenses	122,688	1,319,214
Total adjustments	3,655,425	(4,694,452)
Net cash provided by (used in) operating activities	426,778	(13,364,091)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(147,654)	(421,886)
Net cash used in investing activities	(147,654)	(421,886)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related party	(86,507)	-
Proceeds from loan	9,178,065	7,863,165
Loan payments	(10,635,860)	(3,503,349)
Stock issuance costs	(96,875)	(112,500)
Proceeds from issuance of Series A-1 Preferred Stock	2,500,000	5,000,000
Net cash provided by financing activities	858,823	9,247,316
NET INCREASE (DECREASE) IN CASH	1,137,947	(4,538,661)
CASH AT BEGINNING OF YEAR	1,226,489	5,765,150
CASH AT END OF YEAR	$2,364,436	$1,226,489

SUPPLEMENTAL DISCLOSURES OF NON CASH
INVESTING AND FINANCING ACTIVITIES

The Company paid $348,997 and $278,406 in interest on the revolving line of credit during the years ended June 30, 2019 and 2018, respectively.

During the year ended June 30, 2018, the Company reclassified accrued interest of $6,174,385 to principal on the note payable to a related party. Additionally, the note payable and accrued interest to the related party in the amount of $43,629,252 were converted to 790 shares of no par common stock in December 2017.

See notes to the financial statements.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2019 AND 2018

1.	DESCRIPTION OF BUSINESS

Halo, Purely for Pets, Inc. (the “Company”) was incorporated in the state of Delaware during June 2006. The Company is engaged in the production and distribution of holistic pet food, treats, and supplements derived from natural ingredients to distributors, retailers, and consumers throughout the United States of America, parts of Asia and Canada. The corporate headquarters is located in Tampa, Florida.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Accounting

The financial statements of the Company are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Management Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash
Cash is maintained at major financial institutions and, at times, balances may exceed federally insured limits of $250,000. The Company has never experienced any losses related to these balances.  The Company’s deposits in excess of federally insured limits at June 30, 2019 and 2018 approximated $2,592,000 and $1,347,000, respectively.

Accounts Receivable
Accounts receivable consist of receivables from the sale of products. The Company records a provision for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer creditworthiness, and current economic trends. The Company also records an allowance against accounts receivable for potential sales returns. Consistent with industry practice, the Company maintains a return policy that allows certain customers to return products for either a credit against future receivables or a refund. The Company’s estimate of the provision for returns is based on current trends of actual customer returns. Management believes that an allowance for doubtful accounts and sales returns of approximately $100,000 and $141,000 is considered adequate at June 30, 2019 and 2018, respectively. The Company determines receivables to be past due based on the payment terms of original invoices. Interest is not typically charged on past due receivables.

Inventories
Inventories are stated at the lower of cost, determined by the weighted average cost method (which approximates the first-in, first-out method), or net realizable value. The Company provides an allowance for loss as needed for inventories determined to be excessive or obsolete.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2019 AND 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Property and Equipment
Property and equipment are recorded at cost. Depreciation is calculated over the estimated useful lives of the assets, ranging generally from 2 to 5 years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in the statements of operations. For income tax purposes, the Company uses accelerated methods of depreciation for certain assets.

Long-Lived Assets
Long-lived assets that are subject to depreciation are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. During the years ended June 30, 2019 and 2018, the Company determined that its long-lived assets were not impaired.

Goodwill
Goodwill represents the excess purchase price and related costs over the value assigned to net tangible and identifiable intangible assets of an acquired business. Goodwill is not amortized but is reviewed for possible impairments at least annually or more frequently upon the occurrence of an event or when circumstances indicate that goodwill may be impaired. Goodwill impairment is identified by comparing the fair value of the reporting unit to its carrying value. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the goodwill within the reporting unit is less than its carrying value. During the years ended June 30, 2019 and 2018, the Company determined that its goodwill was not impaired.

Deferred Tax Assets and Liabilities
Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that included the enactment date. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

Income Taxes
The Company follows Accounting Standards Codification Topic 740, Income Taxes (“ASC Topic 740”). This standard prescribes a recognition and measurement of tax positions to be taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Based on management’s evaluation, there are no uncertain tax positions at June 30, 2019 or 2018.

Other Taxes
Amounts collected on behalf of and remitted to governmental authorities for sales taxes and other similar taxes are reported on a net basis.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2019 AND 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Revenue
Revenue is recognized when product is shipped and title transfers to the customers, net of sales discounts. In 2019 and 2018, sales to 4 customers approximated 89% and 87% of total sales, respectively. Accounts receivable from these customers amounted to approximately $2,864,000 and $4,450,000 of total accounts receivable as of June 30, 2019 and 2018, respectively.

Shipping and Handling Costs
The Company records amounts billed to customers for shipping and handling costs as sales revenue. Costs incurred by the Company for shipping and handling are included in cost of sales.

Purchase Concentrations
Purchases of inventory for 2019 and 2018 from 2 major suppliers approximated 79% and 74% of total inventory purchases,  respectively.  Accounts  payable to these suppliers totaled approximately $1,220,000 and $998,000 at June 30, 2019 and 2018, respectively.

Advertising Expenses
Advertising expenses are charged to operations as incurred. Advertising expenses for the years ended June 30, 2019 and 2018 amounted to approximately $5,088,000 and $10,526,000, respectively. These amounts represent primarily customer trade support (retailer advertising and merchandising).

Impact of Recently Issued Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The revenue guidance is effective for annual reporting periods beginning after December 15, 2018, with early adoption permitted as of the original effective date. The ASU may be applied retrospectively to historical periods presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). Under ASU No. 2016-02, an entity will be required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU No. 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU No. 2016-02 is effective for annual reporting periods beginning after December 15, 2019, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently in the process of evaluating the impact of adoption of this ASU on its financial statements.

Subsequent Events
The Company has evaluated events and transactions for potential recognition or disclosure in the financial statements through August 21, 2019, the date on which the financial statements were available to be issued.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2019 AND 2018

3.	INVENTORIES

Inventories consist of:
	2019	2018
Finished goods	$3,501,829	$6,689,275
Raw materials	285,574	825,220
	3,787,403	7,514,495
Less inventory reserve	(592,523)	(448,501)
	$3,194,880	$7,065,994

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of:
	2019	2018
Furniture and fixtures	$94,771	$94,771
Computer equipment	80,666	78,898
Computer software	430,563	430,563
Equipment	380,650	483,980
Assets not in service:
Computer software	-	80,123
Equipment	-	1,768
	986,650	1,170,102
Less accumulated depreciation	(613,688)	(519,443)
	$372,962	$650,660

Depreciation expense amounted to approximately $352,000 and $250,000 for the years ended June 30, 2019 and 2018, respectively.

5.	LOAN PAYABLE

On May 5, 2017, the Company entered into a loan and security agreement. The loan and security agreement provided for a revolving line of credit, not to exceed an aggregate principal amount of $5,000,000 limited to qualifying receivables and inventories, as defined, and granted a security interest in and lien upon all of the assets of the Company. On October 31, 2017, the Company amended the loan and security agreement to increase the maximum revolving facility amount to $12,000,000. The outstanding principal under the loan and security agreement accrues interest at prime rate plus 2% (7.50%) as of June 30, 2019. The loan and security agreement contains a financial covenant, which requires the Company to maintain minimum liquidity of $500,000. The Company was compliant with its financial covenant as of June 30, 2019 and 2018, respectively. The loan and security agreement is secured by substantially all assets of the Company, is guaranteed by the stockholder, and expires on May 5, 2021. As of June 30, 2019 and 2018, there was approximately $3,903,000 (less issuance costs of approximately $73,000) and $5,361,000 (less issuance costs of approximately $113,000) outstanding on the revolving line of credit, respectively.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2019 AND 2018

6.	RELATED PARTY TRANSACTIONS

The Company has advances due to a related party totaling approximately $60,000 and $147,000 at June 30, 2019 and 2018, respectively. These advances are unsecured and non-interest bearing, with no specific repayment terms. The Company has reflected these advances as long-term in the accompanying balance sheets as repayment is not expected until one year after the respective balance sheet dates.

The Company had a related party note payable with a principal member of the Company’s parent with a balance of approximately $37,455,000 at June 30, 2017. Effective July 6, 2017, this note was amended to increase the principal balance to approximately $41,592,000, which represented the principal balance plus accrued interest as of that date and extended the maturity date to July 6, 2018. Interest expense related to this note amounted to $0 and approximately $2,106,000 for the years ended June 30, 2019 and 2018, respectively.

In December, 2017, the Company converted all of its $41,592,000 convertible subordinated note and accrued interest of $2,106,000 into approximately 790 shares of no-par common stock.

The terms and amounts of the note were not necessarily indicative of those that would have been incurred or agreed to had comparable transactions been entered into with independent parties.

7.	RETIREMENT PLAN

The Company participates in a 401(k) plan (the “Plan”), which is available to all eligible employees. Employer contributions to the Plan are fixed and equal 3% of each qualified employee’s eligible compensation. Total employer contributions to the Plan were approximately $72,000 and $69,000 for the years ended June 30, 2019 and 2018, respectively.

8.	COMMITMENTS AND CONTINGENCIES

The Company rents office space under a non-cancelable operating lease. The lease agreement calls for initial monthly payments averaging approximately $4,657, excluding taxes and common area maintenance charges, and expires in 2023.

The following is a schedule by year of the future minimum rental payments required under operating leases that have an initial or remaining non-cancelable lease term in excess of one year:

Year Ending June 30,
2020	$62,916
2021	$55,882
2022	$55,882
2023	$32,958

Rent expense was approximately $80,000 and $68,000 for the years ended June 30, 2019 and 2018, respectively.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2019 AND 2018

8.	COMMITMENTS AND CONTINGENCIES – CONTINUED

Certain key employees are eligible to participate in bonus payments in the event of a sale of the Company, or the sale of all or substantially all of its assets, (the “Transaction”) under Transaction Bonus Plans (the “Plans”). The Plans automatically terminate on the earlier of (i) the satisfaction by all parties of any obligations relating to a consummated Transaction, regardless of whether the Transaction results in the payment of any bonus to an eligible key employee, or October 31, 2019.

From time to time, the Company may be involved in various claims or litigation proceedings incidental to the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from any such claims or litigation proceedings would not be material to the Company’s financial position or results of operations.

9.	INCOME TAXES

The provision for income taxes consists of:
	2019	2018
Deferred	$(799,800)	$3,656,900
Change in valuation allowance	799,800	(3,656,900)
Total provision for income taxes	$-	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

Deferred tax assets (liabilities):	2019	2018
Net operating loss carryforward	$14,513,986	$13,673,348
Goodwill	(1,003,396)	(925,749)
Property and equipment	(73,366)	(100,655)
Charitable contributions	64,793	114,854
Other	245,419	185,879
	13,747,437	12,947,677
Less valuation allowance	(13,747,437)	(12,947,677)
Total provision for income taxes	$-	$-

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2019 AND 2018

9.	INCOME TAXES – CONTINUED

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As of June 30, 2019, and 2018, based upon the levels of historical taxable income and projections of future taxable income over which the deferred tax assets are deductible, the Company believes that it is more likely than not that it will not be able to realize the benefits of a majority of these deductible differences. Accordingly, a valuation allowance of $13,747,437 and $12,947,677 has been provided in the accompanying financial statements as of June 30, 2019 and 2018, respectively. The 2019 and 2018 net change in the valuation allowance related to deferred tax assets was an increase and a decrease of approximately $799,800 and $3,656,900, respectively, which was primarily related to the changes in the operating loss carryforwards for those years.

At June 30, 2019 and 2018, the Company has federal tax net operating loss carryforwards of approximately $58,928,000 and $55,515,000, respectively. Federal tax loss carryforwards of approximately $46,160,000 will expire beginning in the year 2026 unless utilized earlier.

On December 22, 2017 H.R. 1, the Tax Cuts and Jobs Act (“TCJA”) was enacted, which, except for certain provisions is effective for tax years beginning on or after January 1st, 2018. The TCJA’s primary change affecting the Company in a material way was a reduction in the maximum federal statutory corporate tax rate from 35% to 21% and elimination of the corporate alternative minimum tax. As a result, the 21% rate was used in calculating the deferred tax assets and liabilities as of June 30, 2019 and 2018. The effect on the company’s income tax expense due to the rate reduction from 35% to 21% was $6,850,190 all of which was recognized in the third quarter of the year ending June 30, 2018. An adjustment to the company's valuation allowance was recorded in the third quarter of 2018 wholly offsetting the tax expense related to the effects of the rate change.

10.	CUMULATIVE REDEEMABLE PREFERRED STOCK

The Company issued 36.67 shares of Series A-1 and 73.33 shares of Series A redeemable preferred stock with no par value for approximately $2,400,000 (net of issuance costs) and $5,000,000 in November 2018 and December 2017, respectively. The cumulative annual dividend rate of $15% per share (based on an original issue price per share equal to $68,184.92) shall be compounded annually and accrued for upon declaration of such dividends. At June 30, 2019 and 2018 no dividends were declared and the Company is under no obligation to pay such dividends.

The Corporation shall not declare, pay, or set aside any dividends on any other shares of capital stock unless the holders of the Series A-1 and Series A Preferred Stock then outstanding first receive payment in full in an amount equal to the stated value plus all accrued and unpaid dividends thereon to the date of redemption. The maximum amount the Company could be required to pay to redeem the shares is $1,373,716 as of June 30, 2019. Under the terms of the Series A and Series A-1 Preferred Stock the Company is not required to set aside funds for meeting preferred stock dividend requirements.

HALO, PURELY FOR PETS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JUNE 30, 2019 AND 2018

10.	CUMULATIVE REDEEMABLE PREFERRED STOCK – CONTINUED

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Series A Preferred Stock or Common Stock.

Consistent with those of Common Stock, the holders of Series A-1 Preferred Stock and Series A Preferred Stock are entitled to one vote for each share of Preferred Stock held at all meetings of stockholders.